Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Investor Relations
T: 1-704-275-9113
E: IR@AltisourceAMC.com

Altisource Asset Management Corporation Reports Fourth Quarter and Full Year 2020 Results

CHRISTIANSTED, U.S. Virgin Islands, March 3, 2021 (GLOBE NEWSWIRE) - Altisource Asset Management Corporation (“AAMC” or the “Company”) (NYSE American: AAMC) today announced financial and operating results for the fourth quarter and full year of 2020.

Fourth Quarter 2020 Highlights and Recent Developments

•Successfully completed the transition plan on December 31, 2020, over a month ahead of the outside date of February 9, 2021 described in the Termination and Transition Agreement, dated August 13, 2020, by and among Front Yard Residential Corporation (“Front Yard”), Front Yard Residential, L.P., and the Company received an aggregate termination fee of $46 million in connection with the termination of the Amended and Restated Asset management Agreement with Front Yard (the “Management Agreement”).
•On December 31, 2020 and January 1, 2021, AAMC transferred the equity interests of the Company’s Cayman Islands subsidiary and India subsidiary, respectively, to Front Yard. The aggregate purchase price paid to AAMC by Front Yard for the subsidiaries was $8,200,000.
•Prior to the termination of the Management Agreement, negotiated on behalf of Front Yard the entry into an Agreement and Plan of Merger to be acquired by a partnership led by Pretium, resulting in Front Yard being taken private at $16.25 per share, a 63% premium to the market value of Front Yard’s common stock on the date of the announcement, which subsequently closed on January 11, 2021.
•Subsequent to year end, negotiated the settlement of litigation with the holder of 81,800 shares of Series A Preferred stock previously issued at $1,000 per share for aggregate cash consideration of $2.9 million dollars paid in two installments and the exchange of such shares of Series A Preferred stock for 288,283 shares of AAMC common stock.
•Made substantial progress in launching new business lines, including certain investment funds that will be managed by AAMC.

“When this management team took over the operations of AAMC, we announced our commitment to increase shareholder value and become cash flow positive. Since that time, we have established a track record of acting in the best interest of our stakeholders to maximize income, reduce costs, and actively manage cash on hand. We have negotiated and signed a master loan purchase agreement with a leading originator to implement our loan aggregation strategy and are actively engaged in process of evaluating similar strategic relationships with other originators.With 2020 and the first major milestones of 2021 behind us, we can narrow our focus to creating new lines of business and making strategic acquisitions to increase shareholder value and achieve our goal of being cash flow positive. We also made short-term investments in mortgage REITs,” stated Chief Executive Officer Indroneel Chatterjee.

Fourth Quarter and Full Year 2020 GAAP Financial Results

Net income for the fourth quarter of 2020 totaled $39.7 million, or $20.35 per diluted common share, which included a $12.1 million change in the fair value of its shares of Front Yard common stock, compared to a net loss of $(1.5) million, or $(1.00) per diluted common share, for the fourth quarter of 2019, which included a $1.3 million change in the fair value of its shares of Front Yard common stock.

Net income for the year ended December 31, 2020 totaled $39.8 million, or $24.38 per diluted common share, which included a $6.3 million change in the fair value of its shares of Front Yard common stock, compared to net loss of $(2.6) million, or $(1.77) per diluted common share, for the year ended December 31, 2019, which included a $5.9 million change in the fair value of its shares of Front Yard common stock.

About AAMC

AAMC is an asset management company that provides portfolio management and corporate governance services to investment vehicles. Additional information is available at www.altisourceamc.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from these forward-looking statements may include, without limitation, our ability to implement our business strategy; our ability to develop and implement new businesses or, to the extent such businesses are developed, our ability to make them successful or sustain the performance of any such businesses; our ability to retain and maintain our strategic relationships; our ability to obtain additional asset management clients or businesses; our ability to effectively compete with our competitors; developments in the litigation regarding our redemption obligations under the Certificate of Designations of our Series A Convertible Preferred Stock (the “Series A Shares”), including our ability to obtain declaratory relief confirming that we were not obligated to redeem any of the Series A Shares on the March 15, 2020 redemption date if we do not have funds legally available to redeem all, but not less than all, of the Series A Shares requested to be redeemed on that redemption date; and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.

Altisource Asset Management Corporation
Consolidated Statements of Operations
(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(unaudited)	(unaudited)
Expenses:
Salaries and employee benefits	$3,896	$2,733	$11,977	$11,367
Legal and professional fees	1,524	1,480	6,205	3,444
General and administrative	619	644	2,328	2,334
Total expenses	6,039	4,857	20,510	17,145

Other income:
Change in fair value of Front Yard common stock	12,118	1,267	6,270	5,864
Dividend income on Front Yard common stock	—	—	244	731
Other income	16	28	45	158
Total other income	12,134	1,295	6,559	6,753

Net income (loss) from continuing operations before income taxes	6,095	(3,562)	(13,951)	(10,392)
Income tax expense	1,860	136	769	165
Net income (loss) from continuing operations	4,235	(3,698)	(14,720)	(10,557)

Discontinued Operations:
Income from operations related to Front Yard, net of tax	35,526	2,159	54,643	7,944
Loss on disposal of operation related to Front Yard	(102)	—	(102)	—
Net gain on discontinued operations	35,424	2,159	54,541	7,944

Net income (loss)	39,659	(1,539)	39,821	(2,613)
Amortization of preferred stock issuance costs	—	(51)	(42)	(206)
Net income (loss) attributable to common stockholders	$39,659	$(1,590)	$39,779	$(2,819)

Net earnings (loss) per share of common stock – basic:
Continuing operations – basic	$2.57	$(2.35)	$(9.05)	$(6.77)
Discontinued operations – basic	21.49	1.35	33.43	5.00
Earnings (loss) per basic common share	$24.06	$(1.00)	$24.38	$(1.77)
Weighted average common stock outstanding – basic	1,648,000	1,597,384	1,631,326	1,589,952

Net earnings (loss) per share of common stock – diluted:
Continuing operations – diluted	$2.17	$(2.35)	$(9.05)	$(6.77)
Discontinued operations – diluted	18.18	1.35	33.43	5.00
Earnings (loss) per diluted common share	$20.35	$(1.00)	$24.38	$(1.77)
Weighted average common stock outstanding – diluted	1,948,704	1,597,384	1,631,326	1,589,952

Altisource Asset Management Corporation
Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	December 31, 2020	December 31, 2019
Current assets:
Cash and cash equivalents	$41,623	$18,906
Front Yard common stock, at fair value	47,355	20,046
Receivable from Front Yard	3,414	5,014
Prepaid expenses and other assets	3,328	1,009
Current assets held for sale	894	2,176
Total current assets	96,614	47,151

Non-current assets:
Right-of-use lease assets	656	732
Other non-current assets	503	1,470
Non-current assets held for sale	1,979	3,895
Total non-current assets	3,138	6,097
Total assets	99,752	53,248

Current liabilities:
Accrued salaries and employee benefits	$2,539	$3,762
Accounts payable and accrued liabilities	9,152	1,165
Short-term lease liabilities	75	71
Current liabilities held for sale	1,338	2,002
Total current liabilities	13,104	7,000

Non-current liabilities
Long-term lease liabilities	600	675
Other non-current liabilities	1,027	—
Non-current liabilities held for sale	1,599	3,543
Total non-current liabilities	3,226	4,218
Total liabilities	16,330	11,218

Commitments and contingencies	—	—

Redeemable preferred stock:
Series A preferred stock, $0.01 par value, 250,000 shares issued and outstanding as of December 31, 2020 and 2019; redemption value $250,000	250,000	249,958

Stockholders' deficit:
Common stock, $.01 par value, 5,000,000 authorized shares; 2,966,207 and 1,650,212 shares issued and outstanding, respectively, as of December 31, 2020 and 2,897,177 and 1,598,512 shares issued and outstanding, respectively, as of December 31, 2019	30	29
Additional paid-in capital	46,574	44,646
Retained earnings	63,426	23,662
Accumulated other comprehensive loss	(65)	(33)
Treasury stock, at cost, 1,315,995 and 1,298,665 shares as of December 31, 2020 and 2019, respectively	(276,543)	(276,232)
Total stockholders' deficit	(166,578)	(207,928)
Total liabilities and equity	$99,752	$53,248